EXHIBIT 7

                       CONSENT OF SUSAN E. SCHECHTER, ESQ.




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    To Whom It May Concern:

    I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 19 to the Registration Statement on Form S-6 (File No. 033-06793) filed by Phoenix Home Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.


                                     Very truly yours,



    Dated :  March 30, 2001          /s/ Susan E. Schechter
                                     -----------------------------------
                                     Susan E. Schechter, Counsel
                                     Phoenix Home Life Mutual Insurance Company